As filed with the Securities and Exchange Commission on April 20, 1999.
                                                  Registration No.333-74665


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                              AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933



                             KMART CORPORATION
           (Exact name of Registrant as specified in its charter)

                                  MICHIGAN
                      (State or other jurisdiction of
                       incorporation or organization)

                                 38-0729500
                    (I.R.S. Employer Identification No.)

                         3100 West Big Beaver Road
                            Troy, Michigan 48084
                               (248) 643-1000
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
             of each Registrant's Principal Executive Offices)

                             Anthony N. Palizzi
                        Executive Vice President and
                              General Counsel
                             Kmart Corporation
                         3100 West Big Beaver Road
                            Troy, Michigan 48084
                               (248) 643-1000

         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                  Copy to:

      Vincent J. Pisano, Esq.                        Verne C. Hampton, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP             Dickinson Wright PLLC
         919 Third Avenue                      500 Woodward Avenue, Suite 4000
      New York, New York 10022                       Detroit, Michigan 48226
          (212) 735-2790                                (313) 223-3500


          Approximate date of commencement of proposed sale to the
         public: From time to time after the effective date of this registration statement.


        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|



        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.






                Subject to completion, dated April 20, 1999


Prospectus

                               $1,000,000,000

                             KMART CORPORATION

        Common Stock, Preferred Stock, Debt Securities, and Warrants

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Kmart Corporation may sell to the public:

        o      common stock

        o      preferred stock

        o      debt securities

        o      warrants to purchase common stock

        o      warrants to purchase preferred stock


        We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the common stock, the preferred stock, the debt securities, and the warrants, carefully before you make your investment decision.


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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


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     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.


               The date of this prospectus is April __, 1999

We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offer contained in this prospectus and any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Kmart Corporation or any Underwriters. Neither the delivery of this prospectus and any accompanying prospectus supplement, nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Kmart since the date hereof. This prospectus and any accompanying prospectus supplement do not constitute any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                             TABLE OF CONTENTS

                                                                         Page

ABOUT THIS PROSPECTUS......................................................1

WHERE YOU CAN FIND MORE INFORMATION........................................1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
         STATEMENTS........................................................2

KMART CORPORATION..........................................................3

USE OF PROCEEDS............................................................3

RATIO OF EARNINGS TO FIXED CHARGES  AND RATIO OF
         EARNINGS TO COMBINED FIXED CHARGES AND
         PREFERRED STOCK DIVIDENDS ........................................4

DESCRIPTION OF SECURITIES..................................................4

DESCRIPTION OF CAPITAL STOCK ..............................................4

DESCRIPTION OF DEBT SECURITIES.............................................9

PLAN OF DISTRIBUTION......................................................16

LEGAL OPINIONS............................................................17

EXPERTS ..................................................................17




                           ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $1 billion. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                    WHERE YOU CAN FIND MORE INFORMATION

        Kmart Corporation files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Kmart can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Kmart. Kmart's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the trading symbol "KM." These reports, proxy statements, and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

        This prospectus is part of a registration statement filed with the SEC by Kmart. The full registration statement can be obtained from the SEC as indicated above, or from Kmart.


        The SEC allows Kmart to "incorporate by reference" the information it files with the SEC. This permits Kmart to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Kmart incorporates by reference its Annual Report on Form 10-K for the fiscal year ended January 27, 1999 which has been filed with the SEC.

        Kmart incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until Kmart files a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.


        Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

        Kmart will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations, Kmart Corporation, 3100 West Big Beaver Road, Troy, Michigan 48084 (telephone number (248) 643-1040).


         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Some statements contained in this document or incorporated by reference in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Some factors could cause actual results to differ materially from those in the forward-looking statements. Factors that might cause such a material difference include, but are not limited to:

        o      changes in the general economic climate,

        o economic and weather conditions which affect buying patterns of Kmart's customers,

        o      changes in consumer spending,

        o Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies,

        o      continued availability of capital and financing,

        o      interest rate fluctuations, and

        o      competitive and other factors affecting business beyond
               Kmart's control.


                             KMART CORPORATION

        Kmart Corporation is the nation's second largest discount retailer and the world's third largest general merchandise retailer. Kmart was incorporated under the laws of the State of Michigan on March 9, 1916, as the successor to the business developed by its founder, S.S. Kresge, who opened his first store in 1899. After operating Kresge department stores for over 45 years, the Kmart store program commenced with the opening of the first Kmart store in March 1962. The principal executive offices of Kmart are located at 3100 West Big Beaver Road, Troy, Michigan 48084, and its telephone number is (248) 643-1000.

        Kmart operates in the general merchandise retailing industry through 2,161 Kmart discount stores with locations in each of the 50 United States, Puerto Rico, the U.S. Virgin Islands and Guam. Kmart's general merchandise retail operations are located in 311 of the 316 Metropolitan Statistical Areas in the United States. Kmart stores are generally one-floor, free-standing units ranging in size from 40,000 to 180,000 square feet.

        In 1995, Kmart converted 29 of its traditional stores to feature a new, high-frequency format. In April 1997, this design was renamed Big Kmart. Big Kmart offers customers an increased mix of frequently-purchased, everyday basics and consumables in a "Pantry" area located near the front of each store. A total of 1,245 traditional Kmart stores had been converted to the Big Kmart format at year-end 1998, with another 586 stores scheduled for conversion during fiscal 1999. At year-end 1999, including new stores built in the Big Kmart format, it is expected that approximately 1,840 stores will be in the Big Kmart format.

        Super Kmart Centers represent the Company's supercenter concept. Super Kmart Centers combine a full grocery assortment, including fresh and frozen food, bakery, meats, and other items, with a broad selection of general merchandise found at Big Kmart and traditional Kmart stores. Open 24 hours a day, seven days a week, the 102 Super Kmart Centers are the third-largest supercenter operation in the nation.


                              USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, Kmart intends to use the net proceeds of any securities sold for general corporate purposes.


        RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
            COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


        The following table shows Kmart's (1) ratio of earnings to fixed charges and (2) ratio of earnings to combined fixed charges and preferred stock dividends for each of the five most recent fiscal years.


                                                                Year Ended

                                                1/27/99   1/28/98    1/29/97    1/31/96(1)    1/25/95

Ratio of Earnings to Fixed Charges............    2.4       1.6        1.5         -            1.1

Ratio of Earnings to Combined Fixed Charges
and Preferred Stock Dividends.................    2.1       1.5        1.4         -           1.1

(1) The deficiency of income from continuing retail operations versus fixed charges was $305 million for 1995.



        In computing the ratios, earnings consist of pre-tax income from continuing retail operations before extraordinary item and the effect of accounting changes, less undistributed equity income of unconsolidated affiliated retail companies, plus fixed charges (excluding capitalized interest). Fixed charges represent total interest charges, a portion of operating rentals representative of the interest factor, and amortization of debt discount and expense. Certain prior year amounts have been restated for the effect of discontinued operations


                         DESCRIPTION OF SECURITIES

        This prospectus contains a summary of the common stock, preferred stock, debt securities, and warrants to purchase common stock or preferred stock of Kmart. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.


                        DESCRIPTION OF CAPITAL STOCK

        Under Kmart's restated articles of incorporation, the authorized capital stock of Kmart consists of 1,500,000,000 shares of common stock, $1.00 par value, and 10,000,000 shares of preferred stock, no par value. As of March 1, 1999, there were outstanding:

        o      493,723,269 shares of common stock,

        o 20,000,000 shares of convertible preferred stock of Kmart Financing I (a statutory business trust formed under Delaware law) which are convertible into 66,666,000 shares of common stock;

        o      no shares of preferred stock, and

        o employee stock options to purchase an aggregate of approximately 24,339,791 shares of common stock.


Common Stock

        Voting Rights. At every meeting of stockholders, the common stock holders will have the right with the preferred stock holders, voting as a single class, to vote in the election of directors and on any other matter coming before any meeting of the stockholders on the basis of one vote for each share of common stock or preferred stock held.

        Dividends. The holders of outstanding shares of common stock, subject to any preferences that may be applicable to any outstanding series of preferred stock, are entitled to receive ratably such dividends out of assets legally available therefor at such times and in such amounts as the board of directors may at various times determine.

        Liquidation and Dissolution. Upon liquidation or dissolution of Kmart, the holders of the common stock will be entitled to share ratably in the assets of Kmart legally available for distribution to stockholders after payment of, or provision for, all known debts and liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

        Other Rights. Common stock holders generally have equal dividend, distribution, liquidation, and other rights, and shall have no preference, conversion, exchange, appraisal, preemptive or cumulative voting rights. All outstanding shares of the common stock are, and any common shares offered by a prospectus supplement upon issuance, will be duly authorized, fully paid and non-assessable by Kmart.

Listing, Transfer Agent and Registrar

        The common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange. BankBoston, N.A. is the Transfer Agent, Registrar, and Dividend Paying Agent for the common stock.

Preferred Stock

        General. Under the restated articles of incorporation, Kmart's board of directors is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock. As of March 1, 1999, no shares of preferred stock were outstanding. Kmart's board of directors may at various times authorize the issuance of shares of preferred stock in series, and each series shall have dividend and liquidation preferences, redemption prices, conversion rights, and other terms and provisions as may be contained in the resolutions of Kmart's board of directors providing for their issuance. The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

        A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

        o      the title and stated value of the preferred stock;

        o the price or prices at which the preferred stock may be purchased;

        o the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

        o the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

        o whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

        o the procedures for an auction and remarketing, if any, for the preferred stock;

        o the provisions for a sinking fund, if any, for the preferred stock;

        o      the voting rights of the preferred stock;

        o the provisions for redemption, if applicable, of the preferred stock;

        o any listing of the preferred stock on any securities exchange;

        o the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock of Kmart, including the conversion price, or the manner of calculating the conversion price and conversion period;

        o if appropriate, a discussion of United States federal income tax considerations applicable to the preferred stock;

        o all series of preferred stock rank on a parity with each other and rank senior to common stock with respect to payment of dividends and distributions of assets upon liquidation.; and

        o any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

        Conversion or Exchange. The terms, if any, on which the preferred stock may be convertible into or exchangeable for common stock or other securities of Kmart will be detailed in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the option of Kmart, and may include provisions pursuant to which the number of shares of common stock or other securities of Kmart to be received by the holders of preferred stock would be subject to adjustment.

Description of Warrants

        Kmart may issue warrants, including warrants to purchase debt securities, preferred stock, including preferred stock represented by depositary shares, common stock, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between Kmart and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

        o      the title of the warrants;

        o      the aggregate number of the warrants;

        o      the price or prices at which the warrants will be issued;

        o the currencies in which the price or prices of the warrants may be payable;

        o the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

        o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

        o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

        o the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

        o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

        o the minimum or maximum amount of the warrants which may be exercised at any one time;

        o      information with respect to book-entry procedures, if any;

        o      a discussion of any federal income tax considerations; and

        o any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.


Certain Provisions

        The articles and bylaws of Kmart contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a merger, tender offer, or other takeover attempt of Kmart. This summary is subject to, and qualified in its entirety by, the provisions of the articles and the bylaws, as well as the provisions of any applicable laws.

        The board of directors is divided into three classes of directors serving staggered three-year terms, with a minimum of seven directors and a maximum of 21 directors constituting the entire board of directors. The directors may be removed by the vote of the holders of a majority of the shares entitled to vote at an election of directors only for cause. The total number of directors and the number of directors constituting each class of directors (with each of the three classes being required to be equal as nearly as possible) can be fixed or changed, from time to time, by the board of directors within such authorized limits. Incumbent directors are delegated the power to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. In addition, provisions in Kmart's bylaws require stockholders to give advance notice of proposals to be presented at meetings of stockholders, including director nominations.

        Kmart is subject to Chapter 7A of the Michigan Business Corporation Act ("MBCA"), which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class.

        Such requirements do not apply if:

        o the corporation's board of directors approves the transaction prior to the time the 10% owner becomes such, or

        o the transaction satisfies fairness standards, other specified conditions are met, and the 10% owner has been such for at least five years.

        Chapter 7B of the MBCA provides that, unless a corporation's restated articles of incorporation or bylaws provide that Chapter 7B does not apply, "control shares" of a corporation acquired in a control share acquisition have no voting rights except as granted by the stockholders of the corporation. "Control shares" are shares which, when added to shares previously owned by a stockholder, increase such stockholder's ownership of voting stock to:

        o      more than 20% but less than 33 1/3%,

        o      more than 33 1/3% but less than a majority, or

        o more than a majority, of the votes to which all of the capital stock of the corporation is entitled.

        A control share acquisition must be approved by the affirmative vote of a majority of all shares entitled to vote excluding voting shares owned by the acquiror and some officers and directors. However, no such approval is required for gifts or other transactions not involving consideration, for a merger to which the corporation is a party, or other specific transactions described in Chapter 7B. The bylaws of Kmart currently contain a provision pursuant to which Kmart has opted not to be subject to Chapter 7B, but the board of directors may, in its sole discretion, elect to become subject to Chapter 7B by amending such bylaws.


                       DESCRIPTION OF DEBT SECURITIES

        The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

        Any senior debt securities will be issued under a senior indenture to be entered into between Kmart and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between Kmart and the trustee named in the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture, as applicable. The indenture(s) will be qualified under the Trust Indenture Act. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

General

        Each prospectus supplement will describe the following terms relating to a series of debt securities:

        o      the title of the debt securities;

        o whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

        o      any limit on the amount of debt securities that may be issued;

        o whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities;

        o      the maturity date(s) of the debt securities;

        o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record dates for interest payment dates or the method for determining the date(s);

        o the place(s) where payments with respect to the debt securities shall be payable;

        o Kmart's right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

        o the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at Kmart's option, and other related terms and provisions;

        o the date(s), if any, on which, and the price(s) at which Kmart is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

        o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

        o any mandatory or optional sinking fund or similar provisions respecting the debt securities;


        o the currency or currency units in which payment of payment of the principal of, premium, if any, and interest on the debt securities shall be payable;


        o any index used to determine the amount of payments of the principal of, premium, if any, and interest on the debt securities and the manner in which such amounts shall be determined;

        o the terms pursuant to which the debt securities are subject to defeasance;

        o the terms and conditions, if any, pursuant to which the debt securities are secured; and

        o any other terms (which terms shall not be inconsistent with the applicable indenture) of the debt securities.

        The debt securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a debt security, including any zero-coupon debt security, which:

        o is issued at a price lower than the amount payable upon its stated maturity; and

        o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

        United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

        Under the indentures, Kmart will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the such reopening was restricted when the series was created, in an aggregate principal amount determined by Kmart.

Conversion or Exchange Rights

        The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of Kmart will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the option of Kmart, and may include provisions pursuant to which the number of shares of common stock or other securities of Kmart to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts the ability of Kmart to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of the obligations of Kmart under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities issued:

        o failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

        o failure to pay the principal or premium of the debt securities , if any, when due;

        o failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

        o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after Kmart receives notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

        o if the debt securities are convertible into shares of common stock, failure by Kmart to deliver common stock when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock; and

        o particular events of bankruptcy, insolvency, or reorganization of Kmart.

        If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to Kmart and to the debt trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.


        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.


        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

        o      it is not in conflict with any law or the applicable indenture;

        o the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

        o subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

        o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

        o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt trustee to institute such proceedings as trustee; and

        o the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if Kmart defaults in the payment of the principal, premium, if any, or interest on, the debt securities.

        Kmart will periodically file statements with the debt trustee regarding its compliance with some of the covenants in the indentures.

Modification of Indenture; Waiver

        Kmart and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

        o to fix any ambiguity, defect, or inconsistency in such indenture; and

        o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by Kmart and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

        o      extend the fixed maturity of such series of debt securities;


        o reducing the principal amount, reducing the rate of, or extending the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

        o reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof,

        o change currency in which any debt security or any premium or interest payable,

        o impair the right to enforce any payment on or with respect to any debt security,

        o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable),

        o in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities,

        o if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities,

        o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults,

        o reduce the requirements contained in the applicable indenture for quorum or voting,

        o change any obligations of Kmart to maintain an office or agency in the places and for the purposes required by the indentures, or

        o      modify any of the above provisions.

Form, Exchange, and Transfer

        The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by Kmart and identified in a prospectus supplement with respect to such series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Kmart or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by Kmart for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Kmart may require payment of any taxes or other governmental charges. The Security Registrar and any transfer agent (in addition to the Security Registrar) initially designated by Kmart for any debt securities will be named in the applicable prospectus supplement. Kmart may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Kmart will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If the debt securities of any series are to be redeemed, Kmart will not be required to:

        o issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

        o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.


Information Concerning the Debt Trustee

        The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

        Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by Kmart, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee in The City of New York will be designated as Kmart's sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by Kmart for the debt securities of a particular series will be named in the applicable prospectus supplement. Kmart will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by Kmart to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to Kmart, and the holder of the security thereafter may look only to Kmart for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Debt Securities

        Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of Kmart's other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities which Kmart may issue, nor will it limit Kmart from issuing any other secured or unsecured debt.


                            PLAN OF DISTRIBUTION

        Kmart may sell common stock, preferred stock, warrants for common or preferred stock, or any series of debt securities being offered hereby in one or more of the following ways at various times:

        o to underwriters for resale to the public or to institutional investors;

        o      directly to institutional investors; or

        o      through agents to the public or to institutional investors.

        The prospectus supplements will detail the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to Kmart from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such securities may be listed.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

        Unless otherwise detailed in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to specific conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Underwriters and agents may be entitled under agreements entered into with Kmart to indemnification by Kmart against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for Kmart and its affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE, the Chicago Stock Exchange, and the Pacific Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, the Chicago Stock Exchange, and the Pacific Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by Kmart for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.


                               LEGAL OPINIONS

        Legal matters relating to the securities offered hereby will be passed upon for Kmart by Skadden, Arps, Slate, Meagher & Flom LLP. Legal matters as to Michigan law relating to the validity of the securities being offered hereby will be passed upon for Kmart by Dickinson Wright
PLLC.


                                  EXPERTS


        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 27, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        The following table sets forth the expenses to be borne by Kmart in connection with the offerings described in this registration statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.


        Securities and Exchange Commission Registration Fee         $180,700
        Transfer Agents, Trustees and Depositary's
           Fees and Expenses...................................       10,000
        Printing and Engraving Fees and Expenses...............        6,000
        Accounting Fees and Expenses...........................        3,500
        Legal Fees.............................................       50,000
        Miscellaneous (including Listing
           Fees, if applicable)................................        6,000

                  Total........................................    $ 256,200
                                                                   ===========



Item 15.   Indemnification of Directors and Officers

        Kmart's bylaws and the Michigan Business Corporation Act permit Kmart's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines, or amounts paid in settlement of civil, criminal, administrative, and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933 (the "Act"). In addition, Kmart maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, Kmart has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore, in the event that a claim for such indemnification is asserted by any officer or director Kmart (except insofar as such claim seeks reimbursement by Kmart of expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding ) will, unless the matter has theretofore been adjudicated by precedent deemed by Kmart to be controlling, submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16.  Exhibits

        The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit
Number                        Description of Exhibits
-------                       -----------------------


   1.1        The form of underwriting agreement will be filed as an
               exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.1        Form of senior indenture.
    4.2        Form of subordinated indenture.
    4.3 The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.4 The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
   4.6 The form of warrant agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.7 The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
    5.2        Opinion of Dickinson Wright PLLC.
   12.1 Statement re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
   23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
   23.3        Consent of Dickinson Wright PLLC (included in Exhibit 5.2).
   25.1 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the senior indenture, will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
   25.2 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the subordinated indenture, will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.



Item 17.  Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Kmart Corporation has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on April 20, 1999.


                                    KMART CORPORATION



                                    By     /s/ Martin E. Welch III
                                       -----------------------------------
                                       Name:  Martin E. Welch III
                                       Title: Senior Vice President and Chief
                                              Financial Officer



                             KMART CORPORATION



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on April 20, 1999.



   Signatures                         Title

/s/ Floyd Hall                Chairman of the Board, President and
_________________________     Chief Executive Officer (Principal
    Floyd Hall                Executive Officer) and Director


/s/ Martin E. Welch III       Senior Vice President and Chief
_________________________     Financial Officer (Principal
    Martin E. Welch III       Financial Officer)


/s/ Lois M. Connelly          Vice President, Controller
___________________________   (Principal Accounting Officer)
    Lois M. Connelly


/s/ James B. Adamson          Director
__________________________
    James B. Adamson


/s/ Lilyan H. Affinito        Director
__________________________
    Lilyan H. Affinito


/s/ Stephen F. Bollenbach     Director
__________________________
   Stephen F. Bollenbach


/s/ Joseph A. Califano, Jr.   Director
___________________________
   Joseph A. Califano, Jr.


/s/ Richard G. Cline          Director
___________________________
    Richard G. Cline


_________________________     Director
    Willie D. Davis


/s/ Joseph P. Flannery        Director
_________________________
    Joseph P. Flannery



/s/ Robert D. Kennedy         Director
_________________________
    Robert D. Kennedy



/s/ J. Richard Munro          Director
_________________________
    J. Richard Munro


/s/ Robin B. Smith            Director
_________________________
    Robin B. Smith



/s/ William P. Weber          Director
_________________________
    William P. Weber



/s/ James O. Welch, Jr.       Director
__________________________
    James O. Welch, Jr.




                               EXHIBIT INDEX


Exhibit
Number                        Description of Exhibits
-------                       -----------------------


    1.1 The form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.1        Form of senior indenture.
    4.2        Form of subordinated indenture.
    4.3 The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.4 The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.6 The form of warrant agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    4.7 The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
    5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
    5.2        Opinion of Dickinson Wright PLLC.
   12.1 Statement re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
   23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
   23.3        Consent of Dickinson Wright PLLC (included in Exhibit 5.2).
   25.1 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the senior indenture, will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.
   25.2         A Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939, as amended, of the trustee under the subordinated indenture, will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.